REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT")is made as of the 20th day of May, 1996, by and among CARDIOPULMONARY CORP., a Delaware corporation (the "CORPORATION"), and the investors in the Corporation's securities executing counterparts of this Agreement (collectively, the "INVESTORS" and individually an "INVESTOR").

                                    RECITALS

     WHEREAS, certain of the Investors (the "PRIOR INVESTORS") hold shares of the Corporation's securities with respect to which the Corporation has granted registration rights pursuant to the terms of that certain Stock Purchase Agreement dated as of March 17, 1995, as amended by an Amendment dated as of November 15, 1995 (as so amended, the "1995 STOCK PURCHASE AGREEMENT");

     WHEREAS, the Corporation and certain of the Investors are entering into a Stock Purchase Agreement dated as of the date hereof (the "1996 STOCK PURCHASE AGREEMENT") for the purchase of (a) shares (the "SHARES") of the Corporation's common stock, $.01 par value (the "COMMON STOCK"), and (b) common stock purchase warrants (the "WARRANTS"), to purchase Common Stock;

     WHEREAS, the Corporation wishes to grant the New Investors registration rights pari passu with the Prior Investors, and the Corporation and the Investors wish to set forth in a single agreement the registration rights with respect to the securities of the Corporation held by the Investors;

     NOW, THEREFORE, in consideration of the agreements, representations and warranties hereinafter set forth, the Corporation and the Investors agree as follows:

     SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "COVERED SHARES" shall mean all shares of the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; the shares of Common Stock into which shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are convertible; the shares of Common Stock issuable upon the conversion of the Corporation's 8% Convertible Promissory Notes and the exercise of the common stock purchase warrants issued in conjunction with the 8% Convertible Promissory Notes; the Shares; the shares of Common Stock issuable upon exercise of the Warrants and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise.

         "RESTRICTED SECURITIES" shall mean the Covered Shares which have not been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act subsequent to the Corporation's initial public offering of securities registered under the Securities Act.

         "RESTRICTED SHARES" shall mean shares of Common Stock constituting Restricted Securities.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     SECTION 2. REQUIRED REGISTRATION. If at any time after the date hereof, the Corporation shall be requested by the holders of at least twenty percent (20%) of all Restricted Shares at the time outstanding (assuming the conversion of all of the Corporation's preferred stock) to effect the registration under the Securities Act of Restricted Shares, the Corporation shall promptly give written notice of such proposed registration to all holders of outstanding Restricted Securities, and thereupon the Corporation shall promptly use all reasonable efforts to effect the registration under the Securities Act of the Restricted Shares which the Corporation has been requested to register for disposition described in the request of said holder or holders and in any response received within 30 days after the giving of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to use such efforts to effect any registration under the Securities Act except in accordance with the following provisions:

         (a) The expected gross proceeds from any such registration shall be at least $750,000;

         (b) The Corporation shall not be obligated to file (1) more than two registration statements in which Restricted Shares are registered under the Securities Act and sold thereunder or (2) any registration statement within a period of six months following the initial public offering of the Corporation's common stock or within a period of twelve months after the effective date of any previous registration statement filed by the Corporation and with respect to which the holders of Restricted Securities, pursuant to this Section 2 or Section 3, were given the opportunity to include therein all Restricted Shares which were requested to be included therein; and

         (c) Anything contained herein to the contrary notwithstanding, with respect to each registration requested pursuant to this Section 2, the Corporation may include in such registration any authorized but unissued shares of Common Stock for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that if the number of shares of Common Stock so included pursuant to this clause (ii) exceeds the number of Restricted Shares registered by the holder or holders of outstanding Restricted Securities requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3; provided further, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration shall not prevent the holders of outstanding Restricted Securities requesting such registration from registering the entire number of Restricted Shares requested by them and, in the event the registration is, in whole or in part, an underwritten public offering and the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in such registration and such previously authorized but unissued shares of Common Stock by the Corporation and/or issued and outstanding shares of Common Stock by persons other than the holders or Restricted Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of such securities, then such other previously authorized but unissued shares of Common Stock proposed to be included by the Corporation and issued and outstanding shares of Common Stock proposed to be included by persons other than the holders of Restricted Securities shall be reduced or excluded from such registration (as the case may be).

     SECTION 3. INCIDENTAL REGISTRATION. If the Corporation at any time proposes for any reason to register any of its securities under the Securities Act (other than the initial public offering of the Corporation's common stock or registrations on Forms S-4 or S-8 or any similar or successor form), other than pursuant to Section 2 hereof, it shall each such time promptly give written notice to all holders of outstanding Restricted Securities of its intention so to do, and, upon the written request, given within 30 days after receipt of any such notice, of any holder or holders of the Restricted Securities then outstanding, to register any Restricted Shares (which request shall specify the Restricted Shares intended to be sold or disposed of by such holders and shall state the intended method of disposition of such Restricted Shares by the prospective seller), the Corporation shall use all reasonable efforts to cause all such Restricted Shares to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Restricted Shares so registered. In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request pursuant to this Section 3 to register Restricted Shares shall specify that such shares are to be included in the underwriting (a) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration or (b) on terms and conditions comparable to those normally applicable to offerings of Common Stock in reasonably similar circumstances in the event that no other shares of Common Stock are being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of all shares of Common Stock proposed to be included therein by the Corporation for sales by holders other than holders of Restricted Shares (the "OTHER SHARES") would interfere with the successful marketing (including pricing) of such securities, then the number of Other Shares and such Restricted Shares to be included in the underwritten public offering shall be reduced FIRST, pro rata among the holders of Other Shares until the aggregated anticipated offering value of the shares of Common Stock proposed to be included by the Investors is $8,905,528, and then SECOND, pro rata among the holders of Restricted Shares (based upon the total number of Restricted Shares then outstanding). Those shares of Common Stock which are excluded from the underwritten public offering (either because such shares were not requested by the holders thereof to be included therein or which were excluded pursuant to the immediately preceding sentence or in connection with a registration pursuant to Section 2 hereof) shall be withheld from the market by the holder thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

     SECTION 4. PREPARATION AND FILING. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use all reasonable efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

         (a) prepare and file with the Commission a registration statement with respect to such Restricted Shares and use all reasonable efforts to cause such registration statement to become and remain effective;

         (b) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least six months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

         (c) furnish to each selling stockholder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

         (d) use all reasonable efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each such seller (or, in the case of an underwritten offering, the managing underwriter) shall reasonably request, but not more than ten (provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified or to register or qualify the Restricted Shares covered by such registration statement in any jurisdiction which would require the Corporation to amend its certificate of incorporation or by-laws of covenant or undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification);

         (e) notify each seller of Restricted Shares covered by such registration statement, at any time when a prospectus relating to the Restricted Shares covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         (f) at the request of any holder or holders requesting registration of Restricted Shares pursuant to this Agreement, if such Restricted Shares are being sold through underwriters, furnish to the underwriters on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, or, if such Restricted Shares are not being sold through underwriters, furnish to such holder or holders on the date that the registration statement with respect to such Restricted Shares becomes effective, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request; and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in any underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

     SECTION 5. EXPENSES. All expenses incurred by the Corporation in complying with Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of counsel including with respect to each registration effected pursuant to Sections 9.5 and 9.6, reasonable fees and disbursements of not more than one counsel for the sellers requesting registration hereunder to the Corporation, and of the independent certified public accountants for the Corporation (including the expense of any special audits in connection with any such registration) shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by such registration shall be borne by the seller or sellers, in proportion to the number of Restricted Shares sold by such seller or sellers.

     SECTION 6. INDEMNIFICATION. In connection with any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the seller of such Restricted Shares, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and the Corporation shall reimburse such seller, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Restricted Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

     In connection with any registration of Restricted Shares under the Securities Act pursuant to this Agreement, each seller of Restricted Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 6) the Corporation and each officer and director of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each person who controls any of the foregoing within the meaning of the Securities Act and each other seller of Restricted Shares under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the commission, any amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document or any failure to deliver any registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification (including, but not limited to, attorneys' fees and expenses) shall be limited, in the case of each seller of Restricted Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Restricted Shares effected pursuant to such registration.

     Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6.

     If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and for the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     SECTION 7. INFORMATION BY HOLDER. Each holder of Restricted Shares included in any registration effected pursuant to this Agreement shall furnish to the Corporation such information with respect to such holder and the proposed distribution by such holder as the Corporation shall request in writing on a timely basis and as shall, in the reasonable opinion of Counsel for the Corporation, be required by Federal or applicable state securities laws in connection with such registration effected pursuant to this Agreement.

     SECTION 8. LOCK-UP. In connection with any underwritten registration of shares by the Corporation, each Investor agrees to execute a customary and reasonable "lock-up" agreement if requested by the Corporation and underwriter, which agreement shall in no event provide for a lock-up in excess of six (6) months.

     SECTION 9. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Corporation and the Investors and each other person who shall become a registered holder of Covered Shares and the respective successors, heirs, personal representatives and permitted assigns of the Corporation, the Investors and each such other person.

     SECTION 10. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersede all prior or contemporaneous arrangements or understandings with respect thereto. Without limiting the generality of the foregoing, this Agreement shall supersede and replace the provisions of Sections 9.5 (Required Registration), 9.6 (Incidental Registration), 9.7 (Preparation and Filing), 9.8 (Expenses), 9.9 (Indemnification), 9.11 (Information by Holder) and 9.12 (Lock-Up) of the 1995 Stock Purchase Agreement.

     SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person or transmitted by telegram, telex or telecopy (with confirmation in writing) or, if mailed, three days after such notice has been sent by first class certified mail, postage prepaid and return receipt requested, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

     (a) if to the Corporation, to:

              Cardiopulmonary Corp.
              200 Cascade Blvd.
              Milford, CT 06460

              Attention:  Chief Financial Officer

     (b) if to an Investor, at his or its address set forth on SCHEDULE 1 attached hereto.

     SECTION 12. CHANGES. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the party against whom the enforcement of any modification, amendment or waiver is sought.

     SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 14. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on and as of the date first written above.

                  CARDIOPULMONARY CORP.

                  By: /S/  JAMES W. BIONDI
                      -----------------------------------
                           James W. Biondi
                           President


                      /S/  JAMES W. BIONDI, M.D.
                      -----------------------------------
                           James W. Biondi, M.D.

                      /S/  THOMAS ABBENANTE
                      -----------------------------------
                           Thomas Abbenante

                  KONTRON INSTRUMENTS HOLDING N.V.

                  By:  /S/ MANUEL C. FRIAS
                      -----------------------------------
                            Title:

                  THE CONNECTICUT FUTURE FUND
                  LIMITED PARTNERSHIP

                  By:  Marsh Point Partners II,
                       Its General Partner

                  By:  /S/ JOHN R. CULLINANE, JR.
                      -----------------------------------


                  CUPERTINO VENTURES PARTNERSHIP II, L.P.
                  f/k/a GRACE VENTURES PARTNERSHIP II

                  By:  Horn Venture Partners,
                       A General Partner

                  By:  /S/ W. GORDON KRUBERG
                      -----------------------------------
                            A General Partner

                  ASPEN VENTURE PARTNERS, L.P.

                  By:  Aspen Venture Associates, L.P.,
                            Its General Partner

                  By:  /S/ MICHAEL DuCROS
                      -----------------------------------
                            A General Partner

0283673

                  CONNECTICUT SEED VENTURES
                  LIMITED PARTNERSHIP

                  By:  Connecticut Venture Associates
                       Limited Partnership, Its General Partner

                  By:  /S/ SAMUEL F. McKAY
                      -----------------------------------
                           Samuel F. McKay
                           Its Managing General Partner

                  OLIVE BRANCH CORPORATION

                  By:  /S/ VINCENZO MORELLI
                      -----------------------------------

                       /S/ MANUEL C. FRIAS
                      -----------------------------------
                           Manuel C. Frias

                       /S/ PIETRO TORRUSIO
                      -----------------------------------
                           Pietro Torrusio

                       /S/ N. NICOLL SNOW
                      -----------------------------------
                           N. Nicoll Snow

                  CONNECTICUT INNOVATIONS, INCORPORATED

                  By:  /S/ VICTOR R. BUDNICK
                      -----------------------------------
                           Victor R. Budnick
                           President and Executive Director

                       /S/ KENT ELLISON
                      -----------------------------------
                           Kent Ellison

                       /S/ STEPHAN G. HEROLD
                      -----------------------------------
                           Stephan G. Herold

                       /S/ DANIEL LEITNER
                      -----------------------------------
                           Daniel Leitner

                       /S/ JOHN CHOPYK
                      -----------------------------------
                           John Chopyk

                       /S/ C.W. HOULE
                      -----------------------------------
                           C.W. Houle

                       /S/ EARL CLEMANTS
                      -----------------------------------
                           Earl Clemants

                       /S/ SUNIL SAPATNEKAR
                      -----------------------------------
                           Sunil Sapatnekar

                       /S/ HAROLD BJORKLUND
                      -----------------------------------
                           Harold Bjorklund

                                   SCHEDULE 1

                                    INVESTORS

     All common stock and common stock purchase warrant share numbers included in this Schedule refer to shares following the effectiveness of the Corporation's five-into-two reverse stock split.

                                                                        Common
                                                                         Stock
                                                 Common     Preferred   Purchase
Name And Address Of Investor                      Stock       Stock     Warrants
- ----------------------------                     ------     ---------   --------
Dr. James Biondi                                    --        75,000        --
c/o Cardiopulmonary Corp.
200 Cascade Blvd.
Milford, CT 06460

Mr. Thomas Abbenante                                --        75,000        --
c/o Ivy Biomedical Systems, Inc.
11 Business Park Drive
Branford, CT 06405

Cupertino Ventures Partnership II, L.P.           79,800   1,697,809      79,800
20300 Stevens Creek Boulevard
Cupertino, California 95014

Connecticut Seed Ventures                         30,000     398,319      30,000
242 Trumbull Street
Hartford Connecticut 06103

Aspen Venture Partners, L.P.                      36,500   1,550,810      36,500
One Post Office Square, Suite 3320
Boston, Massachusetts 02109

The Connecticut Future Fund                       60,000   1,864,529      60,000
265 Church Street, Suite 1004
New Haven, CT 06510

Kontron Instruments Holding N.V                   60,000     869,565      60,000
346 Kensington High Street
London W14 8NS

Olive Branch Corporation                           8,000        --         8,000
c/o Mr. Vincenzo Morelli
Kontron Instruments Holding N.V
346 Kensington High Street
London W14 8NS

Dr. Manuel C. Frias                                4,000        --         4,000
Flat 3, Chelsea House
24 Lowndes Street
London SW1X 9JE

                                                                        Common
                                                                         Stock
                                                 Common     Preferred   Purchase
Name And Address Of Investor                      Stock       Stock     Warrants
- ----------------------------                     ------     ---------   --------
Dr. Pietro Torrusio                                4,000        --         4,000
45, Via San Vittore
20123 - Milano

Mr. N. Nicoll Snow                                16,000        --        16,000
c/o Cardiopulmonary Corp.
200 Cascade Blvd.
Milford, CT 06460

Connecticut Innovations Incorporated             100,000        --       100,000
40 Cold Spring Road
Rocky Hill, Connecticut 06067

Kent Ellison                                      12,000        --        12,000
1401 Sioux Dr.
Pipestone, MN 56164

Stephan G. Herold                                 25,000        --        25,000
10790 Spoon Ridge
Eden Prairie, MN 55437

Daniel Leitner                                    12,000        --        12,000
20980 Heath Ave. N.
Forest Lake, MN 55025

John Chopyk                                        8,000        --         8,000
3807 Xerxes Ave. So.
Minneapolis, MN 55410

C.W. Houle                                         4,000        --         4,000
5585 Wood Duck Ct.
Shoreview, MN 55126

Earl Clemants                                      4,000        --         4,000
7400 Edinborough Way, #5202
Edina, MN 55435

Sunil Sapatnekar                                   8,000        --         8,000
710 - 1st Ave. N.E.
Buffalo, MN 55313

Harold Bjorklund                                   4,000        --         4,000
710 - 1st Ave. N.E.
Buffalo, MN 55313

                                                 475,300   6,513,032     475,300
TOTAL:

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